UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

July 1, 2004
(Date of earliest event reported)

TOTAL ENTERTAINMENT RESTAURANT CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-22753	52-2016614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9300 EAST CENTRAL AVENUE, SUITE 100, WICHITA, KANSAS	67206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (316) 634-0505

Item 5. Other Events.

On July 1, 2004, Stephen P. Hartnett, Co-Chairman, resigned from the Board of Directors of the Company. On July 1, 2004, the Board of Directors elected James T. Morton as a Board member. Mr. Morton is the managing member of Morton Jennings Partners, LLC. The Board of Directors has not yet determined to which committees of the Board of Directors Mr. Morton will be named.

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL ENTERTAINMENT RESTAURANT CORP. (Registrant)
July 2, 2004 (Date)	/s/ JAMES K. ZIELKE James K. Zielke Chief Financial Officer, Secretary, and Treasurer (Duly Authorized Officer)